Exhibit 10.1

OVERSEAS SHIPHOLDING GROUP, INC.

NON-EMPLOYEE DIRECTOR INCENTIVE COMPENSATION PLAN

TIME-BASED RESTRICTED STOCK UNIT AWARD AGREEMENT

Form Non-Employee Director

THIS AWARD AGREEMENT, made as of this ___________, __________ (the “Agreement”), by and between Overseas Shipholding Group, Inc. (the “Company”), and _____________ (the “Grantee”).

WHEREAS, the Company has adopted the Overseas Shipholding Group, Inc. Non-Employee Director Incentive Compensation Plan (the “Plan”) to promote the interests of the Company and its stockholders by providing non-employee directors of the Company with incentives and rewards to encourage them to continue in the service of the Company; and

WHEREAS, Section 7 of the Plan provides for the grant of Other Stock-Based Awards, including restricted stock units, to Participants in the Plan.

NOW, THEREFORE, in consideration of the promises and the mutual covenants hereinafter set forth, the parties hereto hereby agree as follows:

1. Grant of RSUs. Pursuant to, and subject to, the terms and conditions set forth herein and in the Plan, the Company hereby grants to the Grantee an award of _______ RSUs (collectively, the “RSUs”). Each RSU represents the right to receive one share of Common Stock subject to Section 4 below.

2. Grant Date. The “Grant Date” of the RSUs hereby awarded is ________________.

3. Incorporation of the Plan. All terms, conditions and restrictions of the Plan are incorporated herein and made part hereof as if stated herein. If there is any conflict between the terms and conditions of the Plan and this Agreement, the terms and conditions of the Plan shall govern. Unless otherwise indicated herein, all capitalized terms used herein shall have the meanings given to such terms in the Plan.

4. Vesting and Settlement.

(a) Subject to Section 4(b) below, the RSUs shall vest only in accordance with the provisions of this Agreement. Subject to the Grantee having continuously served on the Board of Directors through such date, all of the RSUs shall become vested on ______________ (the “Vesting Date”).

(b) If the Grantee’s service on the Board of Directors terminates due to the Grantee’s death, the RSUs shall vest and become exercisable in full as of the death of the Grantee.

(c) In the event that the Grantee’s service on the Board of Directors terminates, for a reason other than death, prior to the Vesting Date, the RSUs shall be forfeited on the date of such termination without payment of any consideration therefor.

(d) Settlement of the vested RSUs may be in either shares of Common Stock or cash, as determined by the Committee in its discretion, and shall occur as soon as practicable following the vesting date, but in no event later than 60 days after the vesting date (such date, the “Settlement Date”).

5. Rights as Stockholder.

(a) During the period beginning on the Grant Date and ending on the date that the RSU is settled, the Grantee will accrue dividend equivalents on the RSUs equal to the cash dividend or distribution that would have been paid on the RSU had the RSU been an issued and outstanding share of Common Stock on the record date for the dividend or distribution. Such accrued dividend equivalents (i) will vest and become payable upon the same terms and at the same time of settlement as the RSUs to which they relate, and (ii) will be denominated and payable solely in cash.

(b) If the RSUs are settled in shares of Common Stock, upon and following the Settlement Date and the entry of such settlement on the books of the Company or its transfer agents or registrars, the Grantee shall be the record owner of the shares of Common Stock and shall be entitled to all of the rights of a stockholder of the Company including the right to vote such shares of Common Stock and receive all dividends or other distributions paid with respect to such shares of Common Stock.

6. Forfeiture. RSUs, and related rights to dividend equivalents, which have not become vested, or do not vest, as of the date the Grantee’s service on the Board of Directors terminates shall immediately be forfeited on such date, and the Grantee shall have no further rights with respect thereto.

7. Restrictions. Subject to any exceptions set forth in this Agreement or the Plan, until such time as the RSUs are settled in accordance with Section 4, the RSUs or the rights represented thereby may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of. No purported sale, assignment, transfer, pledge, hypothecation or other disposal of the RSUs, or the rights represented thereby, whether voluntary or involuntary, by operation of law or otherwise will vest in the assignee or transferee any interest or right herein whatsoever, but immediately upon such purported sale, assignment, transfer, pledge, hypothecation or other disposal of the RSUs will be forfeited by the Grantee and all of the Grantee’s rights to such RSUs, and the rights represented thereby, shall immediately terminate without any payment or consideration from the Company.

8. Taxes. Except to the extent prohibited by law, the Grantee acknowledges that the Grantee is ultimately liable and responsible for any and all income taxes (including federal, state, local and other income taxes), social insurance, payroll taxes and other tax-related withholding (the “Tax-Related Items”) arising in connection with the RSUs, and related rights to dividend equivalents, regardless of any action the Company takes with respect to such Tax-Related Items. The Grantee further acknowledges that the Company (i) does not make any representation or undertaking regarding the treatment of any Tax-Related Item in connection with any aspect of the RSUs, and related rights to dividend equivalents, including the grant and vesting of the RSUs, or the subsequent sale of the shares of Common Stock and (ii) does not commit, and is under no obligation, to structure the terms of the RSUs or any aspect of the RSUs to reduce or eliminate the Grantee’s liability for Tax-Related Items or achieve any particular tax result.

9. Modification; Entire Agreement; Waiver. No change, modification or waiver of any provision of this Agreement which reduces the Grantee’s rights hereunder will be valid unless the same is agreed to in writing by the parties hereto. This Agreement, together with the Plan, represent the entire agreement between the parties with respect to the RSUs and related rights to dividend equivalents. The failure of the Company to enforce at any time any provision of this Agreement will in no way be construed to be a waiver of such provision or of any other provision hereof.

10. Policy Against Insider Trading; Recoupment. By accepting the RSUs, the Grantee acknowledges that the Grantee is bound by and shall comply with all the terms and conditions of the Company’s insider trading policy as may be in effect from time to time. The Grantee further acknowledges and agrees that shares of Common Stock or cash delivered in settlement of the RSUs and related rights to dividend equivalents, and any proceeds of such shares of Common Stock, are subject to any recoupment or “clawback” policy of the Company as may be in effect from time to time and applied with prospective or retroactive effect.

11. Successors and Assigns. The Company may assign any of its rights under this Agreement. This Agreement will be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein, this Agreement will be binding upon the Grantee and the Grantee’s beneficiary, if applicable.

12. Captions. Captions provided herein are for convenience only and shall not affect the scope, meaning, intent or interpretation of the provisions of this Agreement.

13. Severability. The invalidity or unenforceability of any provision of the Plan or this Agreement shall not affect the validity or enforceability of any other provision of the Plan or this Agreement, and each provision of the Plan and this Agreement shall be severable and enforceable to the extent permitted by law.

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14. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. Counterpart signature pages to this Agreement transmitted by facsimile transmission, by electronic mail in portable document format (.pdf), or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing an original signature.

15. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware, without regard to the provisions governing conflict of laws.

16. Acceptance. The Grantee hereby acknowledges receipt of a copy of the Plan and this Agreement. The Grantee has read and understands the terms and provisions thereof, and accepts the RSUs subject to all of the terms and conditions of the Plan and this Agreement. The Grantee hereby acknowledges that all decisions, determinations and interpretations of the Board of Directors, or a Committee thereof, in respect of the Plan, this Agreement and the RSUs shall be final and conclusive. The Grantee acknowledges that there may be adverse tax consequences upon disposition of the underlying shares and that the Grantee should consult a tax advisor prior to such disposition.

17. Section 409A. This Agreement is intended to comply with Section 409A of the Code or an exemption thereunder and shall be construed and interpreted in a manner that is consistent with the requirements for avoiding additional taxes or penalties under Section 409A of the Code. Notwithstanding the foregoing, the Company makes no representations that the payment and benefits provided under this Agreement comply with Section 409A of the Code and in no event shall the Company be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by the Grantee on account of non-compliance with Section 409A of the Code.

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IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by its duly authorized officer and said Grantee has hereunto signed this Agreement on the Grantee’s own behalf, thereby representing that the Grantee has carefully read and understands this Agreement and the Plan as of the day and year first written above.

OVERSEAS SHIPHOLDING GROUP, INC.

By:	Samuel H. Norton
Title:	President and CEO

Acknowledged and Accepted:

Director

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